Exhibit 10.2

BIOSPECIFICS TECHNOLOGIES CORP.
2019 OMNIBUS INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”), dated as of July 1, 2019 (the “Date of Grant”), is delivered by BioSpecifics Technologies Corp. (the “Company”) to Pat Caldwell, an individual, with a primary address at ____________ (the “Participant”).

RECITALS

The BioSpecifics Technologies Corp. 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan.  The Committee has decided to make this Award of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders.  This Award Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.            Grant of Restricted Stock Units.  Subject to the terms and conditions set forth in this Award Agreement and in the Plan, the Company hereby grants the Participant five hundred (500) restricted stock units, subject to the restrictions set forth below and in the Plan (the “Restricted Stock Units”).  Each Restricted Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable payment date set forth in Section 5 below.

2.           Restricted Stock Units.  Restricted Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock.  No shares of Company Stock shall be issued to the Participant at the time the Award is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Restricted Stock Units.  The Participant shall not have any interest in any fund or specific assets of the Company by reason of this Award.

3.           Vesting.

(a)          Subject to the terms of this Section 3, one fourth (1/4) of the Restricted Stock Units shall become vested on each of the first four anniversaries of the Date of Grant (each anniversary, a “Vesting Date”), so that one hundred percent (100%) of the Restricted Stock Units become vested on the fourth anniversary of the Date of Grant.

(b)          The vesting of the Restricted Stock Units shall be cumulative, but shall not exceed 100% of the Restricted Stock Units.  If the foregoing schedule would produce fractional Restricted Stock Units, the number of Restricted Stock Units that vest shall be rounded down to the nearest whole Restricted Stock Unit and the fractional Restricted Stock Units will be accumulated with any fractional Restricted Stock Units produced on a future Vesting Date, and paid once such fractional Restricted Stock Units from prior Vesting Dates equal a whole Restricted Stock Unit.

(c)          Notwithstanding Section 3(a) above, the Restricted Stock Units shall accelerate and fully vest upon the Participant’s termination of service by the Company or its subsidiaries without Cause.  For the avoidance of doubt, for purposes of this Award Agreement, “Cause” shall be defined as such term is defined in the consulting agreement dated April 1, 2019 between the Participant and the Company.

(d)          Except as otherwise provided in a written consulting agreement or severance agreement entered into by and between the Participant and the Company or its subsidiaries, in the event of a Change of Control before all of the Restricted Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Change of Control shall apply to the Restricted Stock Units, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting of the Restricted Stock Units as it deems appropriate pursuant to the Plan.

4.           Termination of Restricted Stock Units.

(a)          Upon the Participant’s (i) voluntary termination of service or (ii) termination of service by the Company or its subsidiaries for Cause, any unvested Restricted Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of service.  No payment shall be made with respect to any unvested Restricted Stock Units that terminate as described in this Section 4.

(b)          If the Participant ceases to provide service to the Company and its subsidiaries as a result of the Participant’s Disability or the Participant becoming Disabled, the Restricted Stock Units shall continue to vest pursuant to Section 3(a) of this Award Agreement.

(c)          If the Participant ceases to provide service to the Company and its subsidiaries as a result of the Participant’s death, any unvested Restricted Stock Units shall become fully vested.

5.           Payment of Restricted Stock Units and Tax Withholding.

(a)          If and when the Restricted Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Restricted Stock Unit, subject to applicable tax withholding obligations.  Subject to Sections 5(b) and 12, the issuance of shares of Company Stock pursuant to the preceding sentence of this Section 5(a) shall be made as soon as administratively practicable (but no later than thirty (30) days) following the applicable Vesting Date.

(b)          All obligations of the Company under this Award Agreement shall be subject to the rights of the Company and its subsidiaries as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  At such time as the Committee may determine in its discretion under the Plan, at the time of payment in accordance with Section 5(a) above, or if applicable, at the time the Restricted Stock Units vest, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the payment of the Restricted Stock Units.  To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Company or its subsidiaries, or make other arrangements satisfactory to the Company and its subsidiaries to provide for the payment of, any federal, state, local or other taxes that the Company and its subsidiaries are required to withhold with respect to the Restricted Stock Units.  Notwithstanding any other provision of this Award Agreement or the Plan, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to the Restricted Stock Units and/or payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to such Restricted Stock Units and/or payment.

(c)          The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares, if any, to the Participant pursuant to this Award Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6.           No Stockholder Rights; Compliance with Laws and Regulations; Dividend Equivalents.  Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Restricted Stock Units.  The issuance of shares of Company Stock pursuant to the payment in respect of Restricted Stock Units pursuant to Section 5 shall be subject to compliance by the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company Stock may be listed for trading at the time of such issuance.  Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the Restricted Stock Units prior to the Vesting Date, which shall be credited to the Participant and will be paid or distributed in in accordance with this Award Agreement and the Plan.  The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Restricted Stock Units.

7.           Grant Subject to Plan Provisions.  This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and payment of the Restricted Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Restricted Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.           No Employment or Other Rights.  The Award of the Restricted Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company and its subsidiaries and shall not interfere in any way with the right of the Company or its subsidiaries to terminate the Participant’s service at any time. The right of the Company and its subsidiaries to terminate the Participant’s service at any time for any reason is specifically reserved.  The obligations of the Company hereunder will be merely that of an unfunded and unsecured promise of the Company to deliver one share of Company Stock for each vested Restricted Stock Unit, in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor.  No assets of the Company will be held or set aside as security for the obligations of the Company hereunder.

9.           Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Stock Units or any right hereunder, except as provided for in this Award Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Stock Units by notice to the Participant, and the Restricted Stock Units and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Award Agreement may be assigned by the Company without the Participant’s consent.

10.         Applicable Law; Jurisdiction.  The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.  Any action arising out of, or relating to, any of the provisions of this Award Agreement shall be brought only in the United States District Court for the Southern District of New York, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New York, New York, and the jurisdiction of such court in any such proceeding shall be exclusive.  Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

11.          Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Principle Executive Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company or its subsidiaries.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12.          Recoupment Policy.  The Participant agrees that, subject to the requirements of applicable law, the Restricted Stock Units, and the right to receive and retain any Company Stock covered by this Award Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any applicable “clawback” or recoupment policies, securities exchange listing standard, share trading policy or and similar standard or policy that may be required by law and/or implemented by of the Company and that is in effect on the Date of Grant or that may be established thereafter. By accepting the Restricted Stock Units, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such Restricted Stock Units or shares or amounts paid under the Restricted Stock Units subject to clawback or recoupment pursuant to such policy, listing standard or law.  Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such Restricted Stock Units or shares or amount paid from the Participant’s accounts, or pending or future compensation or Awards under the Plan.

13.          Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to the Participant’s Restricted Stock Units and the Participant’s participation in the Plan, or future Awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.

14.          Binding Effect; No Third Party Beneficiaries.  This Award Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, representatives, successors and permitted assigns.  This Award Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and each of their respective heirs, representatives, successor and permitted assigns.

15.          Severability.  If any provision of this Award Agreement is held to be unenforceable, illegal or invalid for any reason, the unenforceability, illegality or invalidity will not affect the remaining provisions of the Award Agreement, and the Award Agreement is to be construed and enforced as if the unenforceable, illegal or invalid provision had not been inserted, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16.          Waiver.  The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

17.          Amendment.  Except as permitted by the Plan, this Award Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.

18.          Counterparts.  This Award Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

19.          Application of Section 409A of the Code.  The Award covered by this Award Agreement is intended to be exempt from, or otherwise comply with the provisions of, Section 409A of the Code, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”).  Notwithstanding the foregoing or any other provision of this Award Agreement or the Plan to the contrary, if the Restricted Stock Units are subject to the provisions of Section 409A (and not exempted therefrom), the provisions of this Award Agreement and the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted or construed).  If any payments or benefits hereunder constitute non-conforming “deferred compensation” subject to taxation under Section 409A, the Participant agrees that the Company may, without the Participant’s consent, modify the Award Agreement to the extent and in the manner the Company deems necessary or advisable or take such other action or actions, including an amendment or action with retroactive effect, that the Company deems appropriate in order either to preclude any such payment or benefit from being deemed “deferred compensation” within the meaning of Section 409A or to provide such payments or benefits in a manner that complies with the provisions of Section 409A such that they will not be subject to the imposition of taxes and/or interest thereunder.  If, at the time of the Participant’s separation from service (within the meaning of Section 409A), (A) the Participant shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the settlement of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not settle such amount on the otherwise scheduled settlement date but shall instead settle it, without interest, within 30 days after such six-month period.  Payments with respect to the Restricted Stock Units may only be paid in a manner and upon an event permitted by Section 409A, and each payment under the Restricted Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Restricted Stock Units shall be treated as a right to a series of separate payments.   In no event shall the Participant, directly or indirectly, designate the calendar year of payment.  Notwithstanding the foregoing, the Company makes no representations and/or warranties with respect to compliance with Section 409A, and the Participant recognizes and acknowledges that Section 409A could potentially impose upon the Participant certain taxes and/or interest charges for which the Participant is and shall remain solely responsible.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Award Agreement, and the Participant has executed this Award Agreement, effective as of the Date of Grant.

BIOSPECIFICS TECHNOLOGIES CORP.

/s/ Ronald E. Law
Name:	Ronald E. Law
Title:	Principal Executive Officer

I hereby accept the award of Restricted Stock Units described in this Award Agreement, and I agree to be bound by the terms of the Plan and this Award Agreement.  I hereby agree that all decisions and determinations of the Committee with respect to the Restricted Stock Units shall be final and binding.

July 12, 2019	/s/ Patrick M. Caldwell
Date	Patrick M. Caldwell